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                                                                   Exhibit 10.10


                           BORELLI INVESTMENT COMPANY
       1798 Technology Drive, #200, San Jose, CA 95110-1308 (408) 453-4700
                               Fax (408) 453-5636


                                 [COMPANY LOGO]


                            FULL SERVICE LEASE-GROSS


1.    BASIC LEASE PROVISIONS.  ("Basic Lease Provisions")

      1.1 PARTIES. This Lease, dated for reference purposes only, August 17, 2000, is made by and between, Clay Street Capital, Inc., a California Corporation (herein called "Lessor") and National Scientific Corporation, a Texas Corporation doing business under the same name (herein called "Lessee").

      1.2 PREMISES. Suite Number(s) 214, consisting of approximately 1,551 rentable square feet, more or less, as defined in paragraph 2 and as shown as Exhibit "A" hereto (the "premises").

      1.3 BUILDING. Commonly described as being located at 3150 Almandes Expressway in the city of San Jose, County of Santa Clara, State of California, as more particularly described in Exhibit "A" hereto, and as defined paragraph 2.

      1.4   USE. General office use and related legal uses, subject to paragraph
      6.

      1.5 TERM. Three (3) years commencing on September 1, 2000 ("Commencement Date") and ending August 31, 2003 as defined in paragraph 3.

      1.6 BASE RENT. Payable on the first day of each month in accordance with paragraph 4.1 herein shall be as follows:

            09-01-00 to 08-31-2001    $3,878.00 per month
            09-01-01 to 08-31-2002    $4,071.00 per month
            09-01-02 to 08-31-2003    $4,275.00 per month

      1.7   BASE RENT INCREASE. N/A

      1.8   RENT PAID UPON EXECUTION. $3,878.00 for first month's rent.

      1.9 SECURITY DEPOSIT. $10,000.00 pursuant to the terms and conditions of paragraph 5 herein.

      1.10 LESSEE'S SHARE OF OPERATING EXPENSES INCREASE. 2.43% as defined in paragraph 4.2


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2.    PREMISES, PARKING AND COMMON AREAS.

      2.1 PREMISES. The Premises are a portion of a building herein sometimes referred to as the "Building" identified in paragraph 1.3 of the Basic Lease Provisions. "Building" shall include adjacent parking structures used in connection therewith. The Premises, the Building, the Common Areas, the land upon which the same are located, along with all other buildings and improvements thereon or thereunder, are herein collectively referred to as the "Office Building Project". Lessor hereby leases to Lessee and Lessee leases from Lessor the term, at the rental, and upon all of the conditions set forth herein, the real property referred to in the Basic Lease Provisions, paragraph 1.2, as the "Premises", including rights to the Common Areas as hereinafter specified.

      2.2 VEHICLE PARKING. So long as Lessee is not in default, and subject to the rules and regulations attached hereto, and as established by Lessor from time to time, Lessee shall be entitled to rent and use six (6) parking spaces in the Office Building Project.

            (a) If Lessee commits, permits or allows any of the prohibited activities described in the Lease or the rules then in effect, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessee.

      2.3 COMMON AREAS - DEFINITION. The term "Common Areas" is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Office Building Project" that are provided and designated by Lessor from time to time for the general non-exclusive use of Lessor, Lessee and of other lessors of the Office Building Project and their respective employees, suppliers, shippers, customers and invitees, including, but not limited to common entrances, lobbies, corridors, stairways and stairwells, public restrooms, elevators, escalators, parking areas to the extent not otherwise prohibited by this Lease, loading and unloading areas, roadways, sidewalks, walkways, parkways, ramps, driveways, landscaped areas and decorative walls.

      2.4 COMMON AREAS - RULES AND REGULATIONS. Lessee agrees to abide by and conform to the rules and regulations attached hereto as Exhibit "B" with respect to the Office Building Project and Common Areas, and to cause its employees, suppliers, shippers, customers and invitees to so abide and conform. Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right from time to time, to modify, amend and enforce said rules and regulations. Lessor shall not be responsible to Lessee for the non-compliance with said rules and regulations by other lessee's their agents, employees and invitees of the Office Building Project.

      2.5 COMMON AREAS CHANGES. Lessor shall have the right, in Lessor's sole discretion, from time to time:


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            (a)   To make changes to the Building interior and exterior and
                  Common Areas, including, without limitation, changes in the location, size, shape, number, and appearance thereof, including but not limited to the lobbies, windows, stairways, air shafts, elevators, escalators, restrooms, driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, decorative walls, landscaped areas and walkways; provided, however, Lessor shall at all time provide the parking facilities required by applicable law;

            (b) To close temporarily any of the Common Areas for maintenance purposes so long a reasonable access to the Premises remains available;

            (c) To designate other land and improvements outside the boundaries of the Office Building Project to be a part of the Common Areas, provided that such other land and improvements have a reasonable and functional relationship to the Office Building Project;

            (d)   To add additional buildings and improvements to the Common
                  Areas;

            (e) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Office Building Project, or any portion thereof;

            (f) To do and perform such other act and make such other changes in, to or with respect to the Common Areas and Office Building Project as Lessor may, in the exercise of sound business judgment deem to be appropriate.

3.    TERM.

      3.1 TERM. The term and Commencement Date of this Lease shall be as specified in paragraph 1.5 of the Basic lease Provisions.

      3.2 DELAY IN POSSESSION. Notwithstanding said Commencement Date, if for any reason Lessor cannot deliver possession of the Premises to Lessee on said date and subject to paragraph 3.2(b), Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Lessee hereunder or extend the term hereof, but, in such case, Lessee shall not be obligated to pay rent or perform any other obligation of Lessee under the terms of this Lease, except as may be otherwise provided in this Lease, until possession of the Premises is tendered to Lessee, as hereinafter defined; provided, however, that if Lessor shall not have delivered possession of the Premises within sixty
      (60) days following said Commencement Date, as the same may be extended under the terms of a Work Letter executed by Lessor and Lessee, Lessee may, at Lessee's option by notice in writing to Lessor, within ten (10) days thereafter, cancel this lease, in which event the parties shall be discharged from all obligations hereunder, provided however that as to Lessee's obligations, Lessee first reimburses Lessor for all costs incurred for Non-Standard improvements and as to Lessor's obligations, Lessor shall return any money previously deposited by Lessee (less any offsets due Lessor for Non-Standard Improvements); and provided further that if


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      such written notice by Lessee is not received by Lessor within said ten
      (10) day period, Lessee's right to cancel this Lease hereunder shall terminate and be of no further force and effect.

            (a) Possession Tendered - Defined. Possession of the Premises shall be deemed tendered to Lessee ("Tender of Possession") when (1) the improvements to be provided by lessor under this Lease are substantially completed, (2) the Building utilities are ready for use in the Premises, and (3) Lessee has reasonable access to the Premises.

            (b) Delays Caused by Lessee. There shall be no abatement of rent and the sixty (60) day period following the Commencement Date before which Lessee's right to cancel this lease accrues under paragraph 32.2, shall be deemed extended to the extent of any delays caused by acts or omissions of Lessee, Lessee's agents, employees and contractors.

      3.3 EARLY POSSESSION. If Lessee occupies the Premises prior to said Commencement Date, such occupancy shall be subject to all provisions of this Lease, such occupancy shall not change the termination date, and Lessee shall pay rent for such occupancy.

      3.4 UNCERTAIN COMMENCEMENT. In the event commencement of the Lease term is defined as the completion of the improvements, Lessee and Lessor shall execute an amendment to this Lease establishing the date of Tender of Possession (as defined in paragraph 3.2(a)) or the actual taking of possession by Lessee, whichever first occurs, as the Commencement Date.

      3.5 LESSEE COMPLIANCE. Lessor shall not be required to tender possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of Insurance (Paragraph 8.3). Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Commencement Date, including the payment of Rent, notwithstanding Lessor's election to withhold possession pending receipt of such evidence of insurance. Further, if Lessee is required to perform any other conditions prior to or concurrent with the Commencement Date, the Commencement Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.

4.    RENT.

      4.1 BASE RENT. Subject to adjustment as provided in paragraph 1.7, and except as may be otherwise expressly provided in this Lease, Lessee shall pay to Lessor the Base Rent for the Premises set forth in paragraph 1.6 of the Basic lease Provisions, without offset or deduction. Lessee shall pay Lessor upon execution hereof the advance Base Rent described in paragraph
      1.6 of the Basic lease provisions. Rent for any period during the term hereof which is for less than one month shall be prorated based upon the actual number of days of the calendar month involved. Rent shall be payable in lawful money of the United States to Lessor at the address stated herein or to such other persons or at such other places as Lessor may designate in writing.


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      4.2   OPERATING EXPENSE INCREASE. Lessee shall pay to Lessor during the term hereof, in addition to Base Rent, Lessee's Share, as hereinafter defined, of the amount by which individual operating expense categories, as hereinafter defined, for each Comparison Year exceeds the amount of individual operating expense categories for the Base Year, such excess being hereinafter referred to as the "Operating Expense Increase". In accordance with the following provisions:

            (a) "Lessee's Share" is defined for purposes of this Lease, as set forth in paragraph 1.10, which percentage has been determined by dividing the approximate square footage of the Premises by the total approximate square footage of the rentable space contained in the Office Building Project. It is understood and agreed that the square footage figures set forth in the Basic lease Provisions are approximations, which Lessor and Lessee agree are reasonable and shall not be subject to revision except in connection with an actual changes in the size of the Premises or a change in the space available for lease in the Office Building Project.

            (b) "Base Year" is defined as the calendar year in which the Lease Term commences.

            (c) "Comparison Year" is defined as each calendar year during the term of this Lease subsequent to the Base Year; provided, however, Lessee shall have no obligation to pay a share of the Operating Expense Increase applicable to the first twelve (12) months of the Lease Term (other than such as are mandated by a governmental authority, as to which government mandated expenses Lessee shall pay lessee's Share, notwithstanding they occur during the first twelve (12) months). Lessee's Share of the Operating Expense increase for the first and last Comparison Years of the Lease Term shall be prorated according to that portion of such Comparison Year as to which Lessee is responsible for a share of such increase.

            (d) "Operating Expenses" is defined, for purposes of this lease, to include all costs, if any, incurred by Lessor in the exercise of its reasonable discretion, for:

                  (i) The operation, repair, maintenance, and replacement, in neat, clean, safe, good order and condition, of the Office Building Project, including but not limited to, the following:

                        (aa) The Common Areas, including their surfaces, covering, decorative items, carpets, drapes and window coverings, and including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, stairways, parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, Common Area lighting facilities, building exteriors and roofs, fences and dates;


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                        (bb)  All heating, air conditioning, plumbing,
                              electrical systems, life safety equipment, telecommunication and other equipment used in common by, or for the benefit of Lessee's or occupants of the Office Building Project, including elevators and escalators, tenant directories, fire detection systems including sprinkler system maintenance and repair.

                  (ii)  Trash disposal, janitorial and security services;

                  (iii) Any other service to be provided by Lessor that is
                        elsewhere in this Lease stated to be an "Operating Expense";

                  (iv) The cost of water, sewer, gas, electricity, and other publicly mandated services to the Office Building Project;

                  (v) Labor, salaries and applicable fringe benefits and costs, materials, supplies and tools, used in maintaining and/or cleaning the Office Building Project and accounting and a management fee attributable to the operation of the Office Building Project.

            (e) Operating Expenses shall not include any expenses paid by any lessee directly to their parties, or as to which Lessor is otherwise reimbursed by any third party, other tenant, or by insurance proceeds.

            (f) Lessee's Share of Operating Expense Increase shall be payable by Lessee within ten (10) days after a reasonable detailed statement of actual expenses is presented to Lessee by Lessor. At Lessor's option, however, an amount may be estimated by Lessor from time to time in advance of Lessee's Share of the Operating Expense Increase for any Comparison Year, and the same shall be payable monthly or quarterly, as Lessor shall designate during each Comparison Year of the Lease term, on the same day as the Base Rent is due hereunder. In the event that Lessee pays Lessor's estimate of Lessee's Share of Operating Expense Increase as aforesaid, Lessor shall deliver to Lessee within ninety (90) days after the expiration of each Comparison Year a reasonably detailed statement showing Lessee's Share of the actual Operating Expense increase incurred during such year. If Lessee's payments under this paragraph (g) during said Comparison Year exceed Lessee's Share as indicated on said statement, Lessee shall be entitled to credit the amount of such overpayment against Lessee's Share of Operating Expense Increase next falling due. If Lessee's payments under this paragraph during said Comparison Year were less than Lessee's Share as indicated on said statement, Lessee shall pay to Lessor the amount of the deficiency within ten (10) days after delivery by Lessor to Lessee of said statement. Lessor and Lessee shall forthwith adjust between them by cash payment any balance determined to exist with respect to that portion of the last


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                  Comparison Year for which Lessee is responsible as to
                  Operating Expense Increases, notwithstanding that the Lease term may have terminated before the end of such Comparison Year.

      4.3 CAPITAL EXPENSE INCREASE. Lessee shall pay to Lessor during the term hereof in addition to base rent, Lessee's share, as defined in paragraph 4.2(a), of the amount by which the cost of any capital improvement (such cost or allocable portion thereof to be amortized over such reasonable period as Lessor shall determine in accordance with generally accepted accounting principles), for each comparison year that exceeds the amount of capital expenses for the base year, such excess being hereafter referred to as "Capital Expense Increase". Sums representing Capital Expense INCREASE SHALL BE PAID IN THE SAME MANNER AND IN CONJUNCTION WITH Operating Expense Increase as set forth in paragraph 4.2(g). Capital Expense Increase shall constitute a separate expense category from Operating Expense Increase. Capital Improvements shall not include the cost of any Capital Improvements relating only to a single tenant in the Office Building Project.

      4.4 INSURANCE PREMIUM INCREASE. Lessee shall pay to lessor during the term hereof, in addition to base rent, Lessee's share, as defined in paragraph 4.2(a) of the amount by which the cost of any premium for insurance carried by lessor pursuant to paragraph 8.1(b), for each comparison year that exceeds the amount of insurance premium for the base year, such excess being hereafter referred to as "Insurance Premium Increase". Sums representing Insurance Premium Increase shall be paid in the same manner and in conjunction with Operating Expense Increase as set forth in paragraph 4.2(g). Insurance Premium Increase shall constitute a separate expense category from Operating Expense Increase.

      4.5 REAL PROPERTY TAX INCREASE. Lessee shall pay to Lessor during the term hereof, in addition to base rent, Lessee's share, as defined in paragraph 4.2(a), of the amount by which the cost of any real property tax as defined in paragraph 10 for each comparison year that exceeds the amount of real property tax for the base year, such excess being hereafter referred to as "Real Property Tax Increase". Sums representing Real Property Tax Increase shall be paid in the same manner and in conjunction with Operating Expense Increase as set forth in paragraph 4.2(g). Real Property Tax Increase shall constitute a separate expense category from Operating Expense Increase.

5. SECURITY DEPOSIT. Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee's faithful performance of its obligations under this Lease. If Lessee fails to pay Rent, or otherwise Defaults under this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor, including alter charges, or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of said Security Deposit, Lessee shall within ten (10) days after written request therefor deposit monies with lessor sufficient to restore said Security Deposit to the full amount required by this Lease. If the Base Rent increases during the term of this Lease, Lessee shall upon written request from Lessor, deposit additional moneys with Lessor so that the total amount of the Security Deposit


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      shall at all times bear the same proportion to the increased Base Rent as the initial Security Deposit bore to the initial Base Rent. Should the Use (Paragraph 1.4) be amended to accommodate a material change in the business of Lessee or to accommodate a sublessee or assignee, Lessor shall have the right to increase the Security Deposit to the extent necessary, in Lessor's reasonable judgment to account for any increased wear and tear that the Premises may suffer as a result thereof. If a change in control of Lessee occurs during this Lease and following such change the financial condition of Lessee is, in Lessor's reasonable judgment significantly reduced, Lessee shall deposit such additional monies with Lessor as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on said change in financial condition. Lessor shall not be required to keep the Security Deposit separate from its general accounts. Within fourteen (14) days after the expiration or termination of this Lease, if Lessor elects to apply the Security Deposit only to unpaid Rent, and otherwise within thirty (30) days after the Premises have been vacated pursuant to Paragraph 7.2(b) below, Lessor shall return that portion of the Security Deposit not used or applied by Lessor. No part of the Security Deposit shall be considered to be held in trust to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease. Lessee understands and agrees that the Security Deposit is not prepaid rent and, specifically, that such Security Deposit may not be applied by Lessee as rent for the last month of the term of this lease.

6.    USE.

      6.1 USE. The Premises shall be used and occupied only for the Use specified in Paragraph 1.4, or any other legal use, which is reasonably comparable thereto, and for no other purpose. Lessee shall not sue or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs owners and/or occupants of or causes damage to neighboring properties. Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Use, so long as the same will not impair the structural integrity of the improvements on the Premises or the mechanical or electrical systems therein, or is not significantly more burdensome to the Premises. If Lessor elects to withhold consent, Lessor shall within five (5) business days after such request give written notification of same, which notice shall include an explanation of Lessor's objections to the change in use.

      6.2   COMPLIANCE.

            (a) Lessor warrants to lessee that the Premises in the state existing on the date that the lease term commences, but without regard to alterations or improvements made by Lessee or the use for which Lessee will occupy the Premises, does not violate any covenants or restrictions of record in effect on such Lease term Commencement Date. In the event it is determined that this warranty has been violated, then it shall be the obligation of the Lessor, after written notice from Lessee, to promptly, at Lessor's sole cost and expense, rectify any such violation. In the event Lessee does not give to Lessor written notice of the violation of this warranty within six (6) months from the date that the Lease term commences, the correction of


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                  same shall be the obligation of the Lessee at Lessee's sole cost. The warranty contained din this paragraph 6.2(a) shall be of no force or effect if, prior to the date of this Lease, Lessee was an owner or occupant of the Premises and, in such event, Lessee shall correct any such violation at Lessee's sole cost.

            (b) Except as provided in paragraph 6.2(a) Lessee shall, at Lessee's expense, promptly comply with all applicable statutes (including Americans with Disabilities Act and O.S.H.A.), ordinances, rules, regulations, orders, covenants and restrictions of record, and requirements of any fire insurance underwriters or rating bureaus, not in effect or which may hereafter come into effect, whether or not they reflect a change in policy from that now existing during the term or any part of the term hereof, relating in any manner to the Premises and the occupation and use by lessee of the Premises. Lessee shall conduct its business in a lawful manner and shall not use or permit the use of the Premises or the Common Area in any manner that will tend to create waster or a nuisance or shall tend to disturb other occupants of the Office Building Project.

      6.3   CONDITION OF PREMISES.

            (a) Lessor shall deliver the Premises to Lessee in a clean condition on the Lease Commencement Date (unless Lessee is already in possession) and Lessor warrants to Lessee that the plumbing, lighting, air conditioning, and heating system in the Premises shall be in good operating condition. In the event that it is determined that this warranty has been violated, then it shall be the obligation of Lessor, after receipt of written notice from Lessee setting forth with specificity the nature of the violation to promptly, at Lessor's sole cost, rectify such violation.

            (b) Except as other provided in this Lease, Lessee hereby accepts the Premises and the Office Building Project in their condition existing as of the lease commencement Date or the date that Lessee takes possession of the Premises, whichever is earlier, subject to all applicable zoning, municipal, country and state laws, ordinances and regulations governing and regulating the use of he Premises, and any easements, covenants or restrictions of record, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Lessee acknowledges that it has satisfied (itself by its own independent investigation that the Premises are suitable for its intended use and that neither Lessor nor Lessor's agent or agents has made any representation or warranty as to the present or future suitability of the Premises, Common Areas or Office Building Project for the conduct of Lessee's business.

      6.4 WASTE; NUISANCE. Lessee shall not use the premises in any manner that will constitute waste, nuisance, or unreasonable annoyance (including, without limitation, unreasonable noise, the use of loudspeakers or sound or light apparatus that can be heard


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      or seem outside the Premises) to other tenants in the Building or occupants of neighboring properties. Lessee shall not use the Premises for vehicle repair, sleeping, washing clothes, cooking, or the preparation, manufacturing or mixing of anything that might emit any odor or objectionable noises or lights into the Building or into neighboring properties.

7.    MAINTENANCE, REPAIRS, ALTERATIONS AND COMMON AREA SERVICES.

      7.1 LESSOR'S OBLIGATIONS. Lessor shall keep the Office Building Project, including the Premises, interior and exterior walls, roof and Common Areas, whether used exclusively for the premises or in common with other Premises, in good condition and repair, provided, however, Lessor shall not be obligated to paint, repair or replace wall coverings, or to repair or replace any improvements that are not ordinarily a part of the Building. Except as provided in paragraph 9.5, there shall be no abatement of rent or liability of Lessee on account of any injury or interference with lessee's business with respect to any improvements, alterations or repairs made by Lessor to the Office Building Project of any part thereof. Lessee expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Lessee the right to make repairs at Lessor's expense or to terminate this lease because of Lessor's failure to keep the Premises in good order, condition and repair.

      7.2   LESSEE'S OBLIGATIONS.

            (a) Notwithstanding Lessor's obligations to keep the Premises in good condition and repair, Lessee shall be responsible for payment of the cost thereof to Lessor as additional rent for that portion of the cost of nay maintenance and repair of the Premises, or any equipment (wherever located) that serves only Lessee or the Premises, to the extent such cost is attributable to cases beyond normal wear and tear. Lessee shall be responsible for the cost of painting, repairing or replacing wall coverings and to repair or replace any Premises improvements that are not ordinarily a part of the Building. Lessor may, at its option, upon reasonable notice, elect to have Lessee perform any particular such maintenance or repair costs of which are otherwise Lessee's responsibility hereunder.

            (b) On the last of the term hereof, or on any sooner termination, Lessee shall surrender the Premises in same condition as received, ordinary wear and tear excepted, clean and free of debris. Any damage or deterioration of the Premises shall not be deemed ordinary wear and tear if the same could have been prevented by good maintenance practices by Lessee. Lessee shall repair all penetrations and damage (including markings) to walls and stains in carpet. Lessee shall repair any damage to the Premises occasioned by the installation or removal of Lessee's trade fixtures, alterations, furnishings and equipment. Except as otherwise stated in this Lease, Lessee shall leave the air lines, power panels, electrical distribution systems, lighting fixtures, air conditioning, window coverings, wall


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                  covering, carpets, wall paneling, ceilings and plumbing on the
                  Premises in good operating condition.

      7.3   ALTERATIONS AND ADDITIONS.

            (a) Lessee shall not, without Lessor's prior written consent make any alterations, improvements, additions, Utility Installations or repairs in, on or about the Premises, or the Office Building Project. As used in this paragraph 7.3 the term "Utility Installation" shall mean carpeting, window and wall coverings, power panels, electrical distribution systems, lighting fixtures, air conditioning, plumbing, and telephone and telecommunication wiring and equipment. At the expiration of the term, Lessor may elect ownership or require the removal of any or all of said alterations, improvements, additions or Utility Installations, and the restoration of the Premises and the Office Building Project to their prior condition, at Lessee's expense. Should Lessor permit Lessee to make its own alterations, improvement, additions or Utility Installations Lessee shall use only such contractor as has been expressly approved by lessor, and Lessor may require Lessee to provide Lessor, at Lessee's sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of such improvements to insure Lessor against any liability for mechanic's and materialmen's liens and to insure completion of the work. Should Lessee make any alterations, improvements, additions or Utility Installations without the prior approval of Lessor, or use a contractor not expressly approved by Lessor, Lessor may, at any time during the term of this lease, require that Lessee remove any part or all of the same.

            (b) Any alterations, improvements, additions or Utility Installations in or about the Premises or the Office Building Project that lessee shall desire to make shall be presented to Lessor written form, with proposed detailed plans. If Lessor shall give its consent to Lessee's making such alteration, improvements, addition to Utility Installation, the consent shall be deemed conditioned upon Lessee acquiring a permit to do so from the applicable governmental agencies, furnishing a copy thereof to Lessor prior to the commencement of the work, and compliance by Lessee with all conditions of said permit in a prompt and expeditious manner.

            (c) Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee or for use in the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises, the Building or the Office Building Project, or any interest therein.

            (d) Lessee shall give Lessor not less than ten (10) days' notice prior to the commencement of any work in the Premises by Lessee, and Lessor shall have the right to post notices of non-responsibility in or on the Premises or the Building as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall at its sole expense defend itself and Lessor against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises, the Building or the Office Building Project, upon the condition that if Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to such contested lien claim or demand indemnifying Lessor against liability for the same and holding the Premises, the Building and the Office Building Project free from the effect of such lien or claim. In addition, Lessor may require Lessee to pay Lessor's reasonable attorneys' fees and costs in participating in such action if Lessor shall decide it is to Lessor's best interest so to do.

            (e) All alterations, improvements, additions and Utility Installations (whether or not such Utility Installations constitute trade fixtures of Lessee), which may be made to the Premises by Lessee, including but no limited to, floor covering, panelings, doors, drapes, built-ins, moldings, sound attenuation, and lighting and telephone or communication systems, conduit, wiring and outlets, shall be made and done in a good and workmanlike manner and of good and sufficient quality and materials and shall be the property of Lessor and remain upon and be surrendered with the Premises at the expiration of the Lease term, unless Lessor requires their removal pursuant to paragraph 7.3(a). Provided Lessee is not in default, notwithstanding the provisions of this paragraph 7.3(c), Lessee's personal property and equipment other than utility installations, shall remain the property of Lessee and may be removed by Lessee subject to the provisions of paragraph 7.2.

            (f) Lessee shall provide Lessor with as-built plans and specifications for any alterations, improvements, additions or Utility Installations.

      7.4 UTILITY ADDITIONS. Lessor reserves the right to install new or additional utility facilities throughout the Office Building Project for the benefit of Lessor or Lessee, or any other lessee of the Office Building Project, including, but not by way of limitation, such utilities as plumbing, electrical systems, communication systems, and fire protection and detection systems, so long as such installations do not unreasonably interfere with Lessee's use of the Premises.

8.    INSURANCE; INDEMNITY.

      8.1   LIABILITY INSURANCE.

            (a) Carried by Lessee. Lessee shall obtain and keep in force a Commercial General Liability Policy of Insurance protecting Lessee, Lessor and Borelli Investment Company against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $2,000,000 per occurrence with an "Additional Insured-Managers or Lessors of Premises Endorsement" and contain the "Amendment of the Pollution Exclusion Endorsement" for damage caused by the, smoke or fumes from a hostile fire. The Policy shall not contain any insured exclusions as between injured persons or organizations, but shall include coverage for liability assumed under this lease as an "insured contract" for the performance of Lessee's indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only. Lessor and Borelli Investment Company shall be named as additional insureds on such insurance contracts.

            (b) Carried by Lessor. All insurance maintained by Lessor shall be for the sole benefit of Lessor and under Lessor's sole control.

                  (i) Property Insurance. Lessor agrees to maintain property insurance insuring the Building against damage or destruction due to risks including fire, vandalism and malicious mischief in an amount not less than the replacement cost thereof in the form and with deductibles and endorsements as selected by Lessor. At its election, Lessor may instead obtain "All Risk" coverage, and may also obtain earthquake, pollution, and/or flood insurance in amounts selected by Lessor.

                  (ii) Optional Insurance. Lessor, at Lessor's option, may also carry insurance against loss of rent, in an amount equal to the amount of Base Rent and Additional Rent that Lessor could be required to abate to all Building tenants in the event of condemnation, damage or destruction for a period of twelve (12) months. Lessor may also carry such other insurance as Landlord may deem prudent or advisable, including, without limitation, liability insurance in such amounts an on such terms as Lessor shall determine. Lessor shall not be obligated to insure any furniture, machinery, goods, inventory or supplies which Tenant may keep or maintain in the Premises, or any leasehold improvements, additions or alterations within the Premises.

            (c) Adjacent Premises. If the Premises are part of a larger building or of a group of buildings owned by Lessor which are adjacent to the Premises, the Lessee shall pay for any increase in the premiums for the property insurance of such building or building if said increase is caused by Lessee's acts, omissions, use or occupancy of the Premises.

      8.2   LESSEE'S PROPERTY/BUSINESS INTERRUPTION INSURANCE.

            (a) Property Damage. Lessee shall obtain and maintain insurance coverage on all of Lessee's personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $1,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations. Lessee shall provide Lessor with written evidence that such insurance is in force.

            (b) Business Interruption. Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.

            (c) No Representation of Adequate Coverage. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee's property, business operations or obligations under this Lease.

      8.3 INSURANCE POLICIES. Insurance required herein shall be by companies duly licensed or admitted to transact business in the state where the Premises are located and maintaining during the policy term a "General Policy Holders Rating" of at least B+, V, as set fort in the most current issue of "Best's Insurance Guide", or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Start Date deliver, to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after thirty (30) days prior written notice to lessor. Lessee shall, at least thirty (30) days prior to the expiration of such policies, furnish, Lessor with evidence of renewals or "insurance binders" evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.

      8.4 WAIVER OF SUBROGATION. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

      8.5 INDEMNITY. Except for Lessor's gross negligence or willful misconduct, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor's master or ground lessor, partners and Lenders from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys' and consultants' fees, expenses and/or liabilities arising out of, involving, or in connection with the use and/or occupancy of the Premises by Lessee. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee's expense by counsel reasonably satisfaction to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified.

      8.6 EXEMPTION OF LESSOR FROM LIABILITY. Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the Building of which the Premises are a part, or from other sources or places. Lessor shall not be liable for any damages arising from any act or neglect of any other tenant of Lessor. Notwithstanding lessor's negligence or breach of this Lease, Lessor shall under no circumstances be liable for injury to Lessee's business or for any loss of income or profit therefrom.

9.    DAMAGE OR DESTRUCTION.

      9.1   DEFINITIONS.

            (a) "Premises Damage" shall mean if the Premises are damaged or destroyed to any extent.

            (b) "Premises Building Partial Damage" shall mean if the Building of which the Premises are a part is damaged or destroyed to the extent that the cost to repair is less than fifty percent (50%) of the then Replacement Cost of the building.

            (c) "Premises Building Total Destruction: shall mean if the Building of which the premises are a part is damaged or destroyed to the extent that the cost to repair is fifty percent (50%) or more of the then Replacement Cost of the Building.

            (d) "Office Building Project Buildings" shall mean all of the buildings on the Office Building Project site.

            (e) "Office Building Project Buildings Total Destruction" shall mean if the Office Building Project Buildings are damaged or destroyed to the extent that the cost of repair is fifty percent (50%) or more of the then Replacement Costs of the Office Building Project Buildings.

            (f) "Insured Loss" shall mean damage or destruction, which was caused by an event required to be covered by the insurance described in paragraph 8. The fact than an Insured Loss has deductible amount shall not make the loss an uninsured loss.

            (g) "Replacement Cost" shall mean the amount of money necessary to be spent in order to repair or rebuild the damaged area to the condition that existed immediately prior to the damage occurring, excluding all improvements made by lessee's, other than those installed by Lessor at Lessee's expense.

      9.2   PREMISES DAMAGE; PREMISES BUILDING PARTIAL DAMAGE.

            (a) Insured Loss. Subject to the provisions of paragraph 9.4 and 9.5, if as any time during the term of this Lease there is damage which is an Insured Loss and which falls into the classification of either Premises Damage or Premises Building Partial Damage, then Lessor shall, as soon as reasonably possible and to the extent the required materials and labor are readily available through usual commercial the Premises, Lessor may at Lessor's option cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to lessee of Lessor's election to do so within 30 days after the date of occurrence of such damage.

            (b) Notwithstanding paragraph 9.4(a) in the event that Lessee has an option to extend or renew this Lease, and the time within which said option may be exercised has not yet expired, Lessee shall exercise such option, if it is to be exercised at all, no later than twenty (30) days after the occurrence of an Insured Loss falling within the classification of Premises Damage during the last twelve (12) months of the term of this Lease. If Lessee duly exercises such option during said twenty
                  (20) day period, Lessor shall, at Lessor's expense, repair such damage, but not Lessee's fixtures, equipment or tenant improvements, as soon as reasonably possible and this lease shall continue in full force and effect. If lessee fails to exercise such option during said twenty (20) day period, then Lessor may at Lessor's option terminate and cancel this Lease as of the expiration of said twenty 920) day period notwithstanding any term or provision in the grant of option to the contrary.

      9.3   ABATEMENT OF RENT; LESSEE'S REMEDIES.

            (a) In the event Lessor repairs or restores the Building or Premises pursuant to the provisions of this paragraph 9, and any part of the Premises are not usable (including loss of use due to loss of access or essential services), the rent payable hereunder (including Lessee's Share of Operating Expense Increase) for the period during which such damage, repair or restoration continues shall be abated, provided (i) the damage was not the result of the negligence of Lessee, and (ii) such abatement shall only be to the extent the operation and profitability of Lessee's business as operated from the Premises is adversely affected. Except for said abatement of rent, if any, Lessee shall have no claim against Lessor for any damage suffered by reason of any such damage, destruction, repair or restoration.

            (b) If Lessor shall be obligated to repair or restore the Premises or the Building under the provisions of this Paragraph 9 and shall not commence such repair or restoration within ninety
                  (90) days after such occurrence, or if Lessor shall not complete the restoration and repair within six (6) months after such occurrence, Lessee may at Lessee's option cancel and terminate this Lease by giving Lessor written notice of Lessee's election to do so at any time prior to the commencement or completion, respectively, of such repair or restoration. In such event his Lease shall terminate as of the date of such notice.

            (c) Lessee agrees to cooperate with Lessor in connection with any such restoration and repair, including but not limited to the approval and/or execution of plans and specifications required.

      9.4 TERMINATION-ADVANCE PAYMENTS. Upon termination of this lease pursuant to this paragraph 9, an equitable adjustment shall be made concerning advance rent and any advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's security deposit as has not theretofore been applied by Lessor.

      9.5 WAIVER. Lessor and Lessee waive the provisions of any statute, which relates to termination of leases when leased property is destroyed and agree that such event shall be governed by the terms of this Lease.

10.   REAL PROPERTY TAXES.

      10.1 PAYMENT OF TAXES. Lessor shall pay the real property tax, as defined in paragraph 10.3, applicable to the Office Building Project subject to reimbursement by Lessee of Lessee's Share of such taxes in accordance with the provisions of paragraph 4.5, except as otherwise provided in paragraph 10.2

      10.2 ADDITIONAL IMPROVEMENTS. Lessee shall not be responsible for paying any increase in real property tax specified in the tax assessor's records and work sheets as being caused by additional improvements placed upon the Office Building Project by other lessee's or by Lessor for the exclusive enjoyment of any other lessee. Lessee shall, however, pay to Lessor at the time that Operating Expenses are payable under paragraph 4.2 the entirety of any increase in real property tax if assessed solely by reason of additional improvements placed upon the Premises by Lessee or at Lessee's request.

      10.3 DEFINITION OF "REAL PROPERTY TAX". As used herein, the term "real property tax" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed on the Office Building Project or any portion thereof by any authority having the direct or indirect power to tax, including any city, county, regional, state or equitable interest of Lessor in the Office Building Project or in any portion thereof, as against Lessor's right to rent or other income therefrom, and as against Lessor's business of leasing the Office Building Project. The term "real property tax" shall also include any tax, fee, levy, assessment or charge (i) in substitution of, partially or totally, any tax, fee, levy, assessment or charge hereinabove included within the definition of "real property tax", or (ii) the nature of which was hereinbefore included within the definition of "real property tax", or
      (iii) which is imposed as a result of a change in ownership, as defined by applicable local statues for property tax purposes, of the Office Building Project or which is added to a tax or charge hereinbefore included within the definition of real property tax by reason of such changes of ownership, or (v) which is imposed by reason of this transaction, any modifications or changes hereto, or any transfers hereof.

      10.4 ASSESSMENT. If the improvements or property, the taxes for which are to be paid separately by Lessee under paragraph 10.2 or 10.5 are not separately assessed. Lessee's portion of that tax shall be equitably determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information (which may include the cost of construction) as may be reasonably available. Lessor's reasonable determination thereof, in good faith, shall be conclusive.

      10.5  PERSONAL PROPERTY TAXES.

            (a) Lessee shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the Premises or elsewhere.

            (b) If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay to Lessor the taxes attributable to Lessee within ten (10) days after receipt of a written statement setting forth the taxes applicable to Lessee's property.

11.   UTILITIES.

      11.1 SERVICES PROVIDED BY LESSOR. Lessor shall provide heating, ventilation, air conditioning, and janitorial service as reasonably required, reasonable amounts of electricity for normal lighting and office machines during the days/hours set forth in subparagraph 11.3, water for reasonable and normal drinking and lavatory use, and replacement light bulbs and/or fluorescent tubes and ballasts for standard overhead fixtures.

      11.2 SERVICES EXCLUSIVE TO LESSEE. Lessee shall pay for all water, gas, heat, light, power, telephone and other utilities and services specially or exclusively supplied and/or metered exclusively to the Premises or to Lessee, together with any taxes thereon. If any such services are not separately metered to the Premises, Lessee shall pay at Lessor's option, either Lessee's Share or a reasonable proportion to be determined by Lessor of all charges jointly metered with other premises in the Building.

      11.3 HOURS OF SERVICE. Said services and utilities shall be provided Monday through Friday, 7:00 a.m. to 7:00 p.m. "Standard Usage" is four (4) watts per square foot (based on "rentable" square footage) per hour excluding general building H.V.A.C. during hours of service. All usage of services and utilities on days or hours other than Monday through Friday, 7:00 a.m. to 7:00 p.m. shall be defined as "After Hours Usage". Lessee agrees to pay Lessor, as additional rent, the sum of $15.00 per hour billed in increments of one (1) hour for all after hour standard usage of services and utilities. Charges for such after hour usages shall be reflected in the monthly statement to Lessee and shall be paid each month in conjunction with base rent pursuant to paragraph 4.1.

      11.4 EXCESS USAGE BY LESSEE. Lessee shall not make connection to the utilities except by or through existing outlets and shall not install or use machinery or equipment in or about the Premises that uses excess water, lighting or power, or suffer or permit any act that causes extra burden upon the utilities or services, including but not limited to security services over Standard Usage for the Office Building Project. Lessor shall require Lessee to reimburse Lessor for any excess expenses or costs that may arise out of a breach of this subparagraph by Lessee. Lessor may, in is sole discretion, install at Lessee's expense supplemental equipment and/or separate metering applicable to Lessee's excess usage or loading. It is agreed and understood that all costs (including, without limitation, costs incurred in determining excess usage) incident to excess usage shall be paid by Lessee.

      11.5 INTERRUPTIONS. There shall be no abatement of rent and Lessor shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or servitude to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Lessor's reasonable control or in cooperation with governmental request or directions.

12.   ASSIGNMENT AND SUBLETTING.

      12.1  LESSOR'S CONSENT REQUIRED.

            (a) Lessee shall not voluntarily or by operation of law assign, sublet, transfer, mortgage or encumber all or any part of Lessee's interest in this Lease or in the Premises without Lessor's prior written consent. A change in the control of Lessee whether by way of merger, sale, acquisition, financing, transfer, leveraged buy-out or otherwise, shall require Lessor's prior written consent. Any such assignment, sublet, transfer, mortgage, encumbrance or change in control of Lessee is hereafter collectively referred to as "Assignment or Subletting";

            (b) An Assignment or Subletting without written consent shall, at Lessor's option, be a Default curable after notice per Paragraph 13.1;

            (c) Or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unapproved Assignment or Subletting as a noncurable Breach, Lessor may either (i) terminate this Lease, or (ii) upon thirty (30) days written notice increase the monthly Base Rent to one hundred ten percent (110%) of the current market rent for new leases. Further, in the event of such Breach and rental adjustment, all fixed and non-fixed rental adjustments scheduled during the remainder of the Lease term shall be increased to One Hundred Ten percent (110%) of the estimated future market rent(s).

            (d) Lessor and Lessee hereby acknowledge that Lessor's disapproval of any proposed Assignment or Subletting pursuant to Paragraph 12 shall be deemed reasonably withheld if based upon any reasonable factor, specifically, without limitation, any or all of the following factors:

                  (i) The proposed Assignment or Subletting would result in more than two subleases of portions of the premises being in effect at any one time during the Term;

                  (ii) The net effective rent payable by the Assignee or Sublessee (adjusted on a rentable square foot basis) is less than the net effective rent theft being quoted by Lessor for new leases in the Building for comparable size space for a comparable period of time;

                  (iii) The proposed Assignee or Sublessee is an existing tenant of the Project (or has negotiated with Lessor in the last six (6) months) for space in the Project;

                  (iv) The proposed Assignee or Sublessee is a governmental entity,

                  (v) The portion of the premises to be assigned or sublet is irregular in shape with inadequate means of ingress and egress:

                  (vi)  The use of the Premises by the Assignee or Sublessee;

                        (aa)  Is not permitted by the use provisions hereof or

                        (bb) Violates any exclusive use granted by Lessee to another tenant in the Building;

                  (vii) The Assignment or Subletting would likely result in a significant increase in the use of parking areas or Common Areas by the Assignee's or Sublessee's employees or visitors and/or significantly increase the demand upon utilities and services to be provided by Lessor to the Premises,

                 (viii) The Assignee or Sublessee does not have the financial capacity to fulfill the obligations imposed by the Assignment or Subletting; or

                  (ix) The Assignee or Sublessee is not in Lessee's reasonable opinion of reputable or good character or consistent with Lessor's desired tenant mix.

      12.2  TERMS AND CONDITIONS APPLICABLE TO ASSIGNMENT AND SUBLETTING.

            (a) Regardless of Lessor's consent, any assignment or subletting shall not: (i) be effective without the express written assumption by such Assignee at Sublessee of the obligations of Lessee under this lease; (ii) release Lessee of any obligations hereunder; or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.

            (b) Lessor may accept Rent at performance at Lessee's obligations from any person other than Lessee pending approval or disapproval of an Assignment. Neither a delay in the approval or disapproval of such Assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessors right to exercise its remedies for Lessees Default or Breach.

            (c) Lessors consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

            (d) In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessor any Guarantors or anyone else responsible for the performance of Lessee's obligations under this Lease including any Assignee or Sublessee without first exhausting Lessor's remedies against any other person a entity responsible therefore to Lessor or any security held by Lessor.

            (e) Each request for consent to an Assignment or Subletting shall be in writing, accompanied by information relevant to Lessor's determination as to the financial and operational responsibility and appropriateness of the proposed Assignee or Sublessee, including but not limited to the intended use and/or required modification at the Premises, if any, together with a fee of $1,000 or ten percent (10%) of the current monthly Base Rent applicable to the portion of the Premises which is the subject of the proposed Assignment or Sublease, whichever it greater, as consideration for Lessor's considering and processing said request. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested.

            (f) Any Assignee of, or Sublessee under, this Lease shall, by reason of accepting such Assignment or entering into such Sublease, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Leasee during the term of said Assignment or Sublease, other than such obligations as are contrary to or inconsistent with provisions of an Assignment or Sublease to which Lessor has specifically consented to in writing.

      12.3 ADDITIONAL TERMS AND CONDITIONS APPLICABLE TO SUBLETTING. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

            (a) Subject to paragraph 12.4, Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all Rent payable on any Sublease and Lessor may collect such Rent and apply same toward Lessor's obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee's obligations, Lessee may collect said Rent. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the Sublessee for any failure to Lessee to perform and comply with any of Lessee's obligations to such Sublessee. Lessee hereby irrevocably authorizes and directs any such Sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee's obligations under this Lease, to pay to Lessor all Rent due and to become due under the Sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.

            (b) In the event of a Breach by Lessee, Lessor may, at its option, require Sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the Sublessor under such Sublease from the time of the exercise of said option to the expiration of such Sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such Sublessee to such Sublessor or for any prior Defaults or Breaches by such Sublessor.

            (c) Any matter requiring the consent of the Sublessor under a Sublease shall also require the consent of Lessor.

            (d) No Sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.

            (e) Lessee and/or Sublessee shall be responsible for paying all costs associated with Subletting and not be entitled to credit such associated costs against rent (or other consideration) payable on any Sublease. It is expressly understood and agreed that all rent (or other consideration) payable on any Sublease shall be paid to Lessor without offset or credit.

      12.4 ADDITIONAL TERMS AND CONDITIONS APPLICABLE TO ASSIGNMENT AND SUBLETTING. It is the intent of the parties hereto that the Lease shall confer upon Lessee only the right to use and occupy the premises and to exercise such other rights as are conferred upon Lessee by this Lease. The parties agree that this Lease is not intended to have a bonus or enhanced value to Lessee, nor to serve as a vehicle whereby Lessee may profit by a future assignment or sublet of this Lease of a right to use or occupy the Premises as a result of any favorable terms contained herein or any favorable changes in the market for commercial lease space. It is the intent of the parties that any such bonus or enhanced value that may attach to this Lease shall be and remain the exclusive property of the Lessor. In order to carry out this intent, in the event Lessee seeks to assign or transfer its interest in this Lease of Premises. Lessor shall have the following options, which may be exercised at its sole election, without limiting Lessor in the exercise of any other right or remedy at law or equity or under this Lease, which Lessor may have by reason of such proposed assignment or sublet.

            (a) Lessor may terminate this lease and release Lessee from any further rental obligations thereunder by sending Lessee written notice of such termination within forty-five (45) days after notice of intent to assign or sublet is deemed given by Lessee, provided, however, that Lessee may withdraw its notice of intent by written notice to Lessor at any time within ten
                  (10) days after receipt by Lessee of Lessor's notice of termination, in which event this Lease shall continue in full force and effect. If Lessor elects to terminate this Lease and if lessee does not withdraw its notice of intent, Lessee shall surrender the Premises pursuant to the terms of this Lease within sixty (60) days after notice of intent to transfer is deemed given by Lessee and on such date as designed by Lessor.

            (b) Lessor may within forty-five (45) days after notice of intent to assign or sublet is deemed given by lessee, acquire the interest in this Lease and the Premises that Lessee proposed to assign or sublet on the same terms and conditions as the proposed assignment or sublet.

            (c) Lessor may consent to proposed assignment or sublet, provided that as a condition to such consent, Lessor shall have the right to require that any and all rent paid by the assignee, tenant or subtenant, including, without limitation, any rent in excess of the rentals to be paid under this Lease shall be paid directly to Lessor at the time and place specified in this Lease. For the purpose of this paragraph, the term "rent" shall include any consideration of any kind received, or to be received from the assignee tenant subtenant. If such sums are related to Lessee's interest in the Lease or in the Premises, including, without limitation, expense reimbursements or advances, the value of services performed, key money, bonus money and/or payments for Lessee's personal property in excess of the book value of such property. The term "personal property" as used in this paragraph shall include, without limitation, assets, fixtures, inventories, accounts, good will, equipment, furniture, general intangibles, and any capital stock or other equity ownership interest of Lessee.

13.   DEFAULTS; BREACH; REMEDIES.

      13.1 DEFAULT; BREACH. A "Default" is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or rules under this Lease. A "Breach" a defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:

            (a) The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security and/or Security Deposit or where the coverage of the property insurance described in Paragraph 8.1 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.

            (b) The failure of Lessee to make any payment of Rent, Operating Expense, Capital Expense, Insurance, Real Property Tax, or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of three (3) days following written notice to Lessee.

            (c) The failure of any Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) a Tenancy Statement, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 40 (easements), or (viii) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of three (3) days following written notice to Lessee.

            (d) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease or of the attached rules adopted hereunder including, without limitation, Vehicle Parking (Paragraph 2.2), Security Deposit (Paragraph 5), Use (Paragraph 6), Maintenance and Alterations (Paragraphs 7.2,
                  7.3 and 7.4), Utilities (Paragraph 11), Assignment and Subletting (Paragraph 12), Lessor's Access (Paragraph 32), Hazardous Substances (Paragraph 49), where such Default continues for a period of three (3) days after written notice.

            (e) The occurrences of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a "debtor" as defined in 11 U.S.C. Sec. 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this subparagraph (e) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

            (f) The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false.

            (g) If the performance of Lessee's obligations under this Lease is guaranteed: (i) the death of a Guarantor; (ii) the termination of a Guarantor's liability with respect to this Lease other than in accordance with the terms of such guaranty; (iii) a Guarantor's becoming insolvent or the subject of a bankruptcy filing; (iv) a Guarantor's refusal to honor the guaranty; or
                  (v) a Guarantor's breach of its guaranty obligation on an anticipatory basis, the Lessee's failure, within sixty (60) days following written notice of any such event, to provide written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantor that existed at the time of execution of this Lease.

            (h) In the event Lessee has one or more additional leases for another premises in the Office Building Project then is acknowledged and agreed that a default under such additional lease(s) shall also constitute a default under this lease.

      13.2 REMEDIES. If Lessee fails to perform any of its affirmative duties or obligations, within ten (10) days after written notice (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee's behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Lessor shall be due and payable by Lessee upon receipt of invoice therefore. If any check given to Lessor by Lessee shall not be honored by the bank upon which it is drawn, Lessor, at its option, may require all future payments to be made by Lessee to be by cashier's check. In the event of a Breach, Lessor may, with or without further notice or demand, and without limited Lessor in the exercise of any right or remedy, which Lessor may have by reason of such Breach:

            (a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee:
                  (i) the unpaid Rent which had been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided;
                  (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent (1%). Efforts by Lessor to mitigate damages caused by lessee's Breach of this Lease shall not waive Lessor's right to recover damages under Paragraph 12. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice t pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph
                  13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by statute.

            (b) Continue this Lease and Lessee's right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor's interests, shall not constitute a termination of the Lessee's right to possession.

            (c) Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee's right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee's occupancy of the premises.

      13.3 INDUCEMENT RECAPTURE. Any agreement for free or abated rent or other charges or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee's entering into this Lease, all of which concessions are hereinafter referred to as "Inducement Provisions," shall be deemed conditioned upon Lessee's full and faithful performance of all the terms, covenants and conditions of this Lease. Upon Breach of this Lease by Lessee, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charges, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an inducement Provision shall be immediately due and payable by Lessee to Lessor, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this paragraph shall not be deemed a waiver by Lessor of the provisions of this paragraph unless specifically so stated in writing by Lessor at the time of such acceptance.

      13.4 LATE CHARGES. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges, which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within five (5) days after such amount shall be due, then, without any requirements for notice to Lessee, Lessee shall pay to Lessor a one-time late charge equal to six percent (6%) of each such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's Default of Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor's option, become due and payable quarterly in advance.

      13.5 RETURNED CHECK CHARGES. Lessee hereby acknowledges and agrees that a service charge of $50.00 will be assessed and charged to Lessee for such check, which is returned because of insufficient funds.

      13.6 NOTICES TO PAY RENT CHARGE. Lessee hereby acknowledges and agrees that a charge of $74.00 will be assessed and charged to Lessee for each Three Day Notice to Pay Rent or Quit (or other termination notice based on Default) served on Lessee.

14. CONDEMNATION. If the Premises or any portion thereof or the Office Building Project are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date of the condemning authority takes title or possession, whichever first occurs; provided that if so much of the Premises or the Office Building Project are taken by such condemnation as would substantially and adversely affect the operation and profitability of Lessee's business conducted from the Premises. Lessee shall have the option, to be exercised only in writing within thirty (30) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within thirty (30) days after the condemning authority shall have taken possession), to terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent and Lessee's Share of Operating Expense increase shall be reduced in the proportion that the floor area of the Premises is taken bears to the total floor area of the Premises, Common Areas taken shall be excluded from the Common Areas usable by Lessee and no reduction of rent shall occur with respect thereto or by reason thereof. Lessor shall have the option in its sold discretion to terminate this Lease as of the taking of possession by the condemning authority, by giving written notice to Lessee of such election within thirty (30) days after receipt of notice of a taking by condemnation of any part of the Premises or the Office Building Project. Any award for the taking of all or any part of the Premises or the Office Building Project under the power of eminent domain or nay diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any separate award for loss of or damage to Lessee's trade fixtures removable personal property and unamortized tenant improvements that have been paid for by Lessee. For that purpose cost of such improvements shall be amortized over the original term of this Lease excluding any options. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall to the extent of severance damages received by Lessor in connection with such condemnation, repair any damage to the Premises caused by such condemnation except to the extent that Lessee has been reimbursed therefor by the condemning authority. Lessee shall pay any amount in excess of such severance damages required to complete such repair.

15.   ESTOPPEL CERTIFICATE.

            (a) Each party (as "responding party") shall at any time upon not less than ten (10) days' prior written notice from the other party ("requesting party") excuse, acknowledge and deliver to the requesting party a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to the respond party's knowledge, any uncured defaults on the part of the requesting party, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by and prospective purchaser or encumbrancer of the Office Building Project or of the business of Lessee.

            (b) At the requesting party's option, the failure to deliver such statement within such time shall be a material default of this Lease by the party who is to respond, without any further notice to such party, or it shall be conclusive upon such party that (i) this Lease is in full force and effect, without modification except as may be represented by the requesting party, (ii) there are not uncured defaults in the requesting party's performance, and
                  (iii) if Lessor is the requesting party, not more than one month's rent has been paid in advance.

            (c) If Lessor desires to finance, refinance, or sell the Office Building Project, or any part thereof, Lessee hereby agrees to deliver to any lender or purchaser designated by Lessor such financial statements of Lessee as may be reasonably required by such lender or purchaser. Such statements shall include the past three (3) years' financial statements of Lessee. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

16. LESSOR'S LIABILITY. The term "Lessor" as used herein shall mean only the owner or owners, at the time in question, of the fee title or a lessee's interest in a ground lease of the Office Building Project, in the event of any transfer of such title or interest, Lessor herein named (and in case of any subsequent transfers then the grantor) shall be relieved from and after the date of such transfer of all liability as respects Lessor's obligations thereafter to be performed, provided that any funds in the hands of Lessor or the then grantor at the time of such transfer, in which Lessee has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Lessor shall, subject as aforesaid, be binding on Lessor's successors and assigns, only during their respective periods of ownership.

17. SEVERABILITY. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

18. INTEREST ON PAST-DUE OBLIGATIONS. Except as expressly herein provided, any amount due to Lessor not paid when due shall bear interest at the maximum rate then allowable by law or judgments from the date due. Payment of such interest shall not excuse or cure any default by Lessee under this Lease; provided, however, that interest shall not be payable on late charges incurred by Lessee.

19. TIME OF ESSENCE. Time is of the essence with respect to the obligations to be performed under this Lease.

20. ADDITIONAL RENT. All monetary obligations of Lessee to Lessor under the terms of this Lease, including but not limited to Lessee's Share of Operating Expense Increase, Capital Expense Increase, Insurance Premium Increase, Real Property Tax Increase, late charges, Three-Day Notice charges (Paragraph 13.6), returned check charges, attorney's fees and any other expenses payable by Lessee hereunder shall be deemed to be rent.

      20.1 CREDITS TO LESSEE'S ACCOUNT. Lessor shall promptly credit Lessee's account for all payments received from Lessee. Such payments shall be first credited to those sums due under this Lease Agreement, including but not limited to, Base Rent, Operating Expense Increase, Capital Expenses, Insurance Premium Increase, Real Property Tax Increase, late charges, 3-Day Notice charges (Paragraph 13.6), returned check fees and attorney's fees, which were incurred earliest in time (oldest chargeable items). Nothing in this paragraph (including Lessor's acceptance of a partial payment on account balance) shall be construed nor constitute a waiver by Lessor of any provision hereof or of any subsequent breach by Lessee of the same or any other provision.

21. INCORPORATION OF PRIOR AGREEMENTS; AMENDMENTS. This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior or contemporaneous agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. Except as otherwise stated in this Lease, Lessee hereby acknowledged that neither Borelli Investment Company nor any cooperating broker on this transaction nor the Lessor or any employee or agents of any of said persons has made any oral or written warranties or representations to Lessee relative to the condition or use by Lessee of the Premises or the Office Building Project and Lessee acknowledges that Lessee assumes all responsibility regarding the Occupational Safety Health Act and the Americans with Disabilities Act, the legal use and adaptability of the Premises and the compliance thereof with all applicable laws and regulations in effect during the term of this Lease.

22. NOTICES. Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery or by certified or registered mail, and shall be deemed sufficiently given if delivered or addressed to Lessee or to Lessor at the address noted below or adjacent to the signature of the respective parties, as the case may be. Mailed notices shall be deemed given upon actual receipt at the address required, or forty-eight hours following deposit in the mail, postage prepaid, whichever first occurs. Either party may by notice to the other specify a different address for notice purposes except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for notice purposes. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such address as Lessor may from time to time hereafter designate by notice to Lessee.

23. WAIVERS. No waiver by Lessor of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Lessee of the same or any other provision. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to or approval of any subsequent act by Lessee. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

24. RECORDING. Either Lessor or Lessee shall, upon request to the other, execute, acknowledge and deliver to the other a `short form' memorandum of this Lease for recording purposes.

25. HOLDING OVER. If Lessee, with Lessor's consent, remains in possession of the Premises or any part thereof after the expiration of the term hereof, such occupancy shall be a tenancy as defined in Section 1945 of the California Civil Code with all of the provisions of this Lease pertaining to the obligations of Lessee, except that the rent payable shall be two hundred percent (200%) of the rent payable immediately preceding the termination date of this Lease, and all Options, if any, granted under the terms of this Lease shall be deemed terminated and be of no further effect during said tenancy.

26. BROKERAGE COMMISSIONS. Lessee represents and warrants that Lessee has dealt with no broker or agent other than none. Lessee agrees to indemnify and hold the Lessor harmless from and against any claims by any other broker, agent or other person/entity claiming a commission or other form of compensation by virtue of having dealt with Lessee with regard to this leasing transmission. The provisions of this paragraph shall survive the termination of this Lease.

27. CUMULATIVE DAMAGES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. COVENANTS AND CONDITIONS. Each provision of this Lease performable by Lessee shall be deemed both a covenant and condition.

29. BINDING EFFECT; CHOICE OF LAW. Subject to any provision hereof restricting assignment or subletting by Lessee and subject to the provisions of paragraph 16, this Lease shall bind the parties, their personal representative, successors and assigns. This Lease shall be governed by the laws of the State where the Office Building Project is located and any litigation concerning this Lease between the parties hereto shall be initiated in the county in which the Office Building Project is located.

30.   SUBORDINATION.

            (a) This Lease, and any Option or right of first refusal granted hereby, at Lessor's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the Office Building Project and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Lessee's right to quiet possession of the Premises shall not be disturbed if Lessee is not in default and so long as Lessee shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessor shall elect to have this Lease and any Options granted hereby prior to the lien of its mortgage, deed of trust or ground lease, and shall given written notice thereof to Lessee, this Lease and such Options shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease or such Options are dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

            (b) Lessee agrees to execute any documents required to effectuate an attornment, a subordination or to make this Lease or any Option granted herein prior to the lien of any mortgage, deed of trust or ground lease, as the case may be. Lessee's failure to execute such documents within ten (10) days after written demand shall constitute a material default by Lessee hereunder without further notice to Lessee or, at Lessor's option, Lessor shall execute such documents on behalf of Lessee and Lessee's attorney-in-fact. Lessee does herby make, constitute and irrevocably appoint Lessor as Lessee's attorney-in-fact and in lessee's name, place and stead, to execute such documents in accordance with this paragraph 30(b).

31.   ATTORNEYS' FEES.

      31.1 If either party or R.N. Borelli, Inc., dba Borelli Investment Company brings (or defends) an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, trial or appeal thereon, shall be entitled to their reasonable attorneys' fees to be paid by the losing party as fixed by the court in the same or a separate suit, and whether or not such action is pursued to decision or judgment.

      31.2 THE ATTORNEYS' FEE AWARD SHALL NOT BE COMPUTED IN ACCORDANCE WITH ANY COURT FEE SCHEDULE, BUT SHALL BE SUCH AS TO FULLY REIMBURSE ALL ATTORNEYS' FEES REASONABLY INCURRED IN GOOD FAITH.

      31.3 LESSOR SHALL BE ENTITLED TO REASONABLE ATTORNEYS' FEES AND ALL OTHER COSTS AND EXPENSES INCURRED IN THE PREPARATION AND SERVICE OF NOTICE OF DEFAULT AND CONSULTATIONS IN CONNECTION THEREWITH AND ANY OTHER LEGAL SERVICES NECESSITATED BY LESSEE DEFAULT, WHETHER OR NOT A LEGAL ACTION IS SUBSEQUENTLY COMMENCED IN CONNECTION WITH SUCH DEFAULT.

      31.4 JURY TRIAL WAIVER. Lessor and Lessee hereby waive their respective right to trial by jury of any cause of action, claim, counterclaim or cross-complaint in any action, proceeding and/or hearing brought by either Lessor against Lessee or Lessee against Lessor or any matter whatsoever arising out of, or in any way connected with, this lease, the relationship of Lessor and Lessee, Lessee's use or occupancy of the premises, or any claim or injury or damage, or the enforcement of any remedy under any law, statue, or regulation, emergency or otherwise, now or hereafter in effect.

32.   LESSOR'S ACCESS.

      32.1 LESSOR AND LESSOR'S AGENTS SHALL HAVE THE RIGHT TO ENTER THE PREMISES AT REASONABLE TIMES (MONDAY THROUGH FRIDAY, DURING NORMAL BUSINESS HOURS, FOLLOWING TWENTY-FOUR (24) HOURS TELEPHONIC NOTICE BY LESSOR OR LESSOR'S AGENTS) FOR THE PURPOSE OF INSPECTING THE SAME, PERFORMING ANY SERVICE REQUIRED OF LESSOR, SHOWING THE SAME TO PROSPECTIVE PURCHASERS, LENDERS, OR LESSEE'S, TAKING SUCH SAFETY MEASURES, ERECTING SUCH SCAFFOLDING OR OTHER NECESSARY STRUCTURES, MAKING SUCH ALTERATIONS, REPAIRS, IMPROVEMENTS OR ADDITIONS TO THE PREMISES OR THE OFFICE BUILDING PROJECT AS LESSOR MAY REASONABLY DEEM NECESSARY OR DESIRABLE AND THE ERECTING, USING AND MAINTAINING OF UTILITIES, SERVICES, PIPES AND CONDUITS THROUGH THE PREMISES AND/OR OTHER PREMISES AS LONG AS THERE IS NO MATERIAL ADVERSE EFFECT TO LESSEE'S USE OF THE PREMISES. Lessor may at any time place on or about the Premises or the Building any ordinary "For Sale" signs and Lessor may at any time during the last six (6) months of the term hereof place on or about the Premises any ordinary "For Lease" signs.

      32.2 ALL ACTIVITIES OF LESSOR PURSUANT TO THIS PARAGRAPH SHALL BE WITHOUT ABATEMENT OF RENT, NOR SHALL LESSOR HAVE ANY LIABILITY TO LESSEE FOR THE SAME.

      32.3 LESSOR SHALL HAVE THE RIGHT TO RETAIN KEYS TO THE PREMISES AND TO UNLOCK ALL DOORS IN OR UPON THE PREMISES OTHER THAN TO FILES, VAULTS AND SAFES, AND IN THE CASE OF AN EMERGENCY TO ENTER THE PREMISES BY ANY REASONABLY APPROPRIATE MEANS, AND ANY SUCH ENTRY SHALL NOT BE DEEMED A FORCEABLE OR UNLAWFUL ENTRY OR DETAINER OF THE PREMISES OR AN EVICTION. Lessee waives any charges for damages or injuries or interference with Lessee's property or business in connection therewith.

33. AUCTIONS. Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, an auction upon the premises or the Common Areas without first having obtained Lessor's prior written consent. Notwithstanding anything to the contrary in this Lease, Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent. The holding of any auction on the Premises or Common Areas in violation of this paragraph shall constitute a material default of this Lease.

34. SIGNS. Lessee shall not place any sign upon the Premises or the Office Building Project without Lessor's prior written consent. Under no circumstances shall Lessee place a sign on any roof of the Office Building Project.

35. MERGER. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, or a termination by Lessor, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subtenancies or may, at the option of Lessor, operate as an assignment to Lessor of any or all of such subtenancies.

36. CONSENTS. Except for paragraphs 33 (auctions) and 34 (signs) hereof, wherever in this Lease the consent of one party is required to an act of the other party such consent shall not be unreasonably withheld or delayed.

37. GUARANTOR. In the event that there is a guarantor of this Lease, said guarantor shall have the same obligations as Lessee under this Lease.

38.   OPTIONS.

      38.1 DEFINITIONS. "Options" shall mean: (a) the right to extend the term of or review this Lease or to extend or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal or first offer to lease either the Premises or other property of Lessor; (c) the right to purchase or the right of first refusal to purchase the Premises or other property of Lessor.

      38.2 OPTIONS PERSONAL TO ORIGINAL LESSEE: Each option granted to Lessee in this Lease is personal to the original Lessee, and cannot be assigned or exercised by anyone other than said original Lessee and only while the original Lessee is in full possession of the Premises and, if requested by Lessor, with Lessee certifying that Lessee has no intention of thereafter assigning or subletting.

      38.3 MULTIPLE OPTIONS. In the event the Lessor has any multiple options to extend or review this Lease, a lesser Option cannot be exercised unless the prior Options have been validly exercised.

      38.4  EFFECT OF DEFAULT ON OPTIONS.

            (a) Lessee shall have no right to exercise the Option: (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured; (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Lessee); (iii) during the time Lessee is in Breach of this Lease; or (iv) in the event that Lessee has been given three (3) or more notices of separate Default, whether or not the Defaults are cured, during the twelve (12) month period immediately preceding the exercise of the Option:
                  (v) becoming a "debtor" as defined in U.S.C. Sec. 101 during the term of this Lease.

            (b) The period of time in which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of paragraph 38.4(a).

            (c) An Option shall terminate and be of no further force or effect, notwithstanding Lessee's due and timely exercise of the Option, if, after such exercise and prior to the commencement of the extended term, (i) Lessee fails to pay Rent for a period of thirty (30) days after such Rent becomes due (without any necessity of Lessor to give notice thereof),
                  (ii) Lessor gives to Lessee three (3) or more notices of separate Default during any twelve (12) month period, whether or not the Defaults are cured, or (iii) if Lessee commits a Breach of this Lease.

39.   SECURITY MEASURES - LESSOR'S RESERVATIONS.

      39.1 Lessee hereby acknowledges that Lessor shall have no obligations whatsoever to provide guard service or other security measures for the Project in the Common Areas.

      39.2  Lessee shall not:

            (a) Use a representation (photographic or otherwise) of the Building or the Office Building Project or their name(s) in connection with Lessee's business;

            (b) Suffer or permit anyone, except in emergency, to go upon the roof of the Building.

40.   EASEMENTS.

      40.1 Lessor reserves to itself the right, from time to time, to grant such easements, rights and dedications that Lessor deems necessary to desirable and to cause the recordation of Parcel Maps and restrictions, so long as such easements, rights, dedications, Maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee shall sign any of the aforementioned documents upon request of Lessor and failure to do so shall constitute a material default of this Lease by Lessee without the need for further notice to Lessee.

      40.2 The obstruction of Lessee's view, air, or light by any structure erected in the vicinity of the Building, whether by Lessor or third parties shall in no way effect this Lease or impose any liability upon Lessor.

41. PERFORMANCE UNDER PROTEST. If at any time a dispute shall arise as to any amount or sum of money to be paid by one party to the other under the provisions hereof, the party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment, and there shall survive the right on the pat of said party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said party to pay such or any part thereof, said party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

42. AUTHORITY. If Lessee is a corporation, trust, or general or limited partnership, Lessee, and each individual executing this Lease on behalf of such entity represent and warrant that such individual is duly authorized to execute and deliver this Lease on behalf of said entity. If Lessee is a corporation, trust or partnership, Lessee shall, within thirty (30) days after execution of this Lease, deliver to Lessor evidence of such authority satisfactory to Lessor.

43. CONFLICT. Any conflict between the printed provisions, Exhibits or Addendum of this Lease and the typewritten or handwritten provisions, if any, shall be controlled by the typewritten or handwritten provisions.

44. NO OFFER. Preparation of this Lease by Lessor's agent and submission of same to Lessee shall not be deemed on offer to Lessee to lease. This Lease shall become binding upon Lessor and Lessee only when fully executed by both parties.

45. LENDER MODIFICATIONS. Lessee agrees to make such reasonable modifications to this Lease as may be reasonably required by an institutional lender in connection with the obtaining of normal financing or refinancing of the Office Building Project.

46. MULTIPLE PARTIES. If more than one person or entity is named as either Lessor or Lessee herein, except as otherwise expressly provided herein, the obligations of the Lessor or Lessee herein shall be the joint and several responsibility of all persons or entities named herein as such Lessor or Lessee, respectively.

47. WORK LETTER. This Lease is supplemented by that certain Work Letter of even date executed by Lessor and Lessee, attached hereto as Exhibit C and incorporated herein by this reference.

48. ATTACHMENTS. Attached hereto are the following documents ("Exhibits"), which are incorporated and become part of this Lease:

            (a)   Floor Plan;

            (b)   Rules and Regulations.

49.   HAZARDOUS SUBSTANCES.

      49.1  REPORTABLE USER REQUIRE CONSENT.

            (a) The term "Hazardous Substance" as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleums, gasoline, and/or crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessor's expense) with all applicable laws, covenants, or restrictions of record, building codes, regulations and ordinances ("Applicable Requirements"). "Reportable Use" shall mean (i) installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements required that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Use as specified in paragraph 1.4 so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damages or expose Lessor to any liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit .

            (b) DUTY TO INFORM LESSOR. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substances.

            (c) LESSEE REMEDIATION. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee's expense, take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any combination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or any third party.

            (d) LESSEE INDEMNIFICATION. Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground lesser, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys' and consultants' fees arising out of or in involving any Hazardous Substance brought onto the Premises by or for Lessee, or any third party (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from adjacent properties). Lessee's obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.

            (e) LESSOR INDEMNIFICATION. Lessor and its successors and assigns shall indemnify, defend, reimburse and hold Lessee, its employees and lenders, harmless from and against any all environmental damages, including the cost remediation, which existed as a result of Hazardous Substances on the Premises prior to the Commencement Date or which are caused by the gross negligence or willful misconduct of Lessor, its agents or employees. Lessor's obligations, if and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.

            (f) INVESTIGATIONS AND REMEDIATIONS. Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to the Commencement Date unless such remediation measure is required as a result of Lessee's use (including "Alterations", as defined in paragraph 7.3(a) below) of the Premises, in which event Lessee shall be responsible for such payment. Lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessor's agents to have reasonable access to the Premises at reasonable times in order to carryout Lessor's investigative and remedial responsibility.

            (g) LESSOR TERMINATION OPTION. If a Hazardous Substance Condition occurs during the term of this Lease, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and the Lease shall continue in full force and effect, but subject to Lessor's rights under Paragraph 51(d) and Paragraph 13), Lessor may, at Lessor's option, either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to remediate such condition exceeds twelve (12) times the then monthly Base Rent or $100,000, whichever is greater, give written notice to Lessee, within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor's desire to terminate this Lease as of the date sixty (60) days following the date of such notice. In the event Lessor elects to give a termination notice, Lessee may, within ten (10) days thereafter, give written notice to Lessor of Lessee's commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds an amount equal to twelve (12) times the then monthly Base Rent or $100,000, whichever is greater. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within thirty (30) days following such commitment. In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Lessor's notice of termination.

      49.2 LESSEE'S COMPLIANCE WITH APPLICABLE REQUIREMENTS. Except as otherwise provided in this Lease. Lessee shall, at Lessee's sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor's engineers and/or consultants which relate in any manner to the Premises, without regard to whether said requirements are not in effect or become effective after the Commencement Date. Lessee shall, within ten (10) days after receipt of Lessor's written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee's compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, modify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements.

      49.3 INSPECTION; COMPLIANCE. Lessor and Lessor's consultants shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease. The post of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a contamination is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority. In such case, Lessee shall upon request reimburse Lessor for the cost of such inspections, so long as such inspection is reasonably related to the violation or contamination.

50. TENANT IMPROVEMENTS. Lessor, at its sole cost and expense, shall provide the following improvements:

            1.    Paint the interior walls per the building standard
            2.    Install new carpet per the building standard
            3.    Add one (1) wall per Exhibit A
            4.    Remove one (1) wall and one (1) door per Exhibit A
            5.    Detail the suite

51. OFFER. This offer to lease shall remain open until Tuesday, August 22, 2009 at 2:00 p.m.

52. Lessee shall submit to Lessor the sum of $13,878.00 as first months rent and security deposit no later than Tuesday, August 22, 2000 at 2:00 p.m.

53. Lessor must have copy of Insurance Certificate before keys will be given out for this unit.

In the event of an emergency after normal business hours, Lessor should contact one of the three individuals listed below including their after hours telephone number.

1.  Name____________    Email_______________    Telephone Number (___)__________

2.  Name____________    Email_______________    Telephone Number (___)__________

3.  Name____________    Email_______________    Telephone Number (___)__________

LESSEE AND LESSOR HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY LESSOR OR BORELLI INVESTMENT COMPANY AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE LESSEE IS URGED TO:

1.    SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATION SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR LESSEE'S INTENDED USE.

LESSOR:                                 LESSEE:
Clay Street Capital, Inc.               National Scientific Corporation
a California Corporation                a Texas Corporation

By: /s/ William Neverett                By: /s/ L.L. Ross
    --------------------                    -------------

Its: President                          Its: Chairman/CEO

                                        Please Print Name and Title


Executed at: Borelli Investment         Executed at: Phoenix, AZ
Company

On: September 7, 2000                   On: 8/22/00

Address: 1798 Technology Drive #200     Address: 4455 E. Camelback Rd., Ste. 160
         San Jose, CA 95110-1300                 Phoenix, AZ 85010

                                  EXHIBIT "B"

                            RULES AND REGULATIONS FOR
                              STANDARD OFFICE LEASE

GENERAL RULES

1. Lessee shall not suffer or permit the obstruction of any Common Areas, including driveways, walkways and stairways.

2. Lessor reserves the right to refuse access to any persons Lessor in good faith judges to be a threat to the safety, reputation, or property of the Office Building Project and its occupants.

3. Lessee shall not make or permit any noise or odors that annoy or interfere with other lessee's or persons having business within the Office Building Project.

4. Lessee shall not keep animals or birds within the Office Building Project, and shall not bring bicycles, motorcycles or other vehicles into areas not designated as authorized for same.

5. Lessee shall not make, suffer or permit litter except in appropriate receptacles for that purpose.

6. Lessee shall not alter any lock or install new or additional locks or bolts.

7. Lessee shall be responsible for the inappropriate use of any toilet rooms, plumbing or other utilities. No foreign substances of any kind are to be inserted therein.

8. Lessee shall not deface the walls, partitions or other surfaces of the Premises or Office Building Project.

9. Lessee shall not suffer or permit any thing in or around the Premises or Building that causes excessive vibration or floor loading in any part of the Office Building Project.

10. Furniture, significant freight and equipment shall be moved into or out of the building only with the Lessor's knowledge and consent, and subject to such reasonable limitations, techniques and timing, as may be designated by Lessor. Lessee shall be responsible for any damage to the Office Building Project arising from any such activity.

11. Lessee shall not employ any service or contractor for services or work to be performed in the Building, except as approved by Lessor.

12. Lessor reserves the right to close and lock the Building on Saturdays, Sundays and legal holidays, and on other days between the hours of 3:00 p.m. and 8:00 a.m. of the following day. If Lessee uses the Premises during such period, Lessee shall be responsible for securely locking any doors it may have opened for entry.

13. Lessee shall return all keys at the termination of its tenancy and shall be responsible for the cost of replacing any keys that are lost.


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14.   No window coverings, shades or awnings shall be installed or used by
Lessee.

15.   No Lessee, employee or invitee shall go upon the roof of the Building.

16. Lessee shall not suffer or permit smoking or carrying of lighted cigars or cigarettes in areas reasonably designated by Lessor or by applicable governmental agencies as non-smoking areas.

17. Lessee shall not use any method of heating or air conditioning other than as provided by Lessor.

18. Lessee shall not install, maintain or operate any vending machines upon the Premises without Lessor's written consent.

19. The premises shall not be used for lodging or manufacturing, cooking or food preparation.

20. Lessee shall comply with all safety, fire protection and evacuation regulations established by Lessor or any applicable governmental agency.

21. Lessor reserves the right to waive any one of these rules or regulations, and/or as to any particular Lessee, and any such waiver shall not constitute a waiver of any other rule or regulation or any subsequent application thereof to such Lessee.

22. Lessee assumes all risks from theft or vandalism and agrees to keep its Premises locked as may be required.

23. Lessor reserves the right to make such other reasonable rules and regulations as it may from time to time deem necessary for the appropriate operation and safety of the Office Building Project and its occupants. Lessee agrees to abide by these and such rules and regulations.

PARKING RULES

1. Parking areas shall be used only for parking by vehicles no longer than full size, passenger automobiles herein called "Permitted Size Vehicles." Vehicles other than Permitted Size Vehicles are herein referred to as "Oversized Vehicles."

2. Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee's employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor for such activities.

3. Parking stickers or identification devices shall be the property of Lessor and be returned to Lessor by the holder thereof upon termination of the holder's parking privileges. Lessee will pay such replacement charge as is reasonably established by Lessor for the loss of such devices.

4. Lessor reserves the right to refuse the sale of monthly identification devices to any person or entity that willfully refuses to comply with the applicable rules, regulations, laws and/or agreements.


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5.    Lessor reserves the right to relocate all or a part of parking spaces from floor to floor, within one floor, and/or to reasonably adjacent offsite location(s), and to reasonably allocate them between compact and standard size spaces, as long as the same complies with applicable laws, ordinances and regulations.

6. Users of the parking area will obey all posted signs and park only in the areas designated for vehicle parking.

7. Unless otherwise instructed, every person using the parking area is required to park and lock his own vehicle. Lessor will not be responsible for any damage to vehicles, injury to persons or loss of property, all of which risks are assumed by the party using the parking area.

8. Validation, if established, will be permissible only by such method or methods as Lessor and/or its licensee may establish at rates generally applicable to visitor parking.

9. The maintenance, washing, waxing or cleaning of vehicles in the parking structure or Common Areas is prohibited.

10. Lessee shall be responsible for seeing that all of its employees, agents and invitees comply with the applicable parking rules, regulations, laws and agreements.

11. Lessor reserves the right to modify these rules and/or adopt such other responsible and non-discriminatory rules and regulations as it may deem necessary for the property operation of the parking area. Should it become necessary to designate parking stalls based on Lessee's use of the parking area, Lessor reserves the right (at Lessor's sole discretion) to designate certain parking stalls for a particular Lessee's usage with all costs incident to such designation payable by Lessee.

12. Such parking use as is herein provided is intended merely as a license only and no bailment is intended or shall be created hereby.


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